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                                                                    EXHIBIT 23.3

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our reports (and to all references to our firm) included in, incorporated by reference into, or made a part of this Registration Statement.



                                                     ARTHUR ANDERSEN, LLP

Dallas, Texas
  July 31, 1998